SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 19, 2016
AARON’S, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (678) 402-3000

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 19, 2016, Aaron’s, Inc. (the “Company”) announced certain changes to its leadership team. Among other changes, effective February 18, 2016, Gilbert L. Danielson will step down from his current role as Chief Financial Officer but will remain an Executive Vice President of the Company, serving as a senior advisor to the leadership team and managing certain strategic projects, until his retirement from the Company on December 31, 2016. Mr. Danielson’s transition will be treated under his employment agreement as a termination without cause effective as of February 18, 2016. The Company and Mr. Danielson have agreed to amend his employment agreement to provide that severance payments that would have otherwise been payable thereunder as of such date will instead be payable following Mr. Danielson’s retirement from the Company. In light of Mr. Danielson’s new role, the Company and Mr. Danielson have also agreed to reduce his compensation to a rate of $200,000 per year for the period from February 18, 2016 until December 31, 2016. Furthermore, Mr. Danielson will have no bonus or long-term incentive eligibility during such period.
Steven A. Michaels, the Company’s current President, has been named Chief Financial Officer of the Company and President of Strategic Operations, effective February 18, 2016. In connection with his new position, Mr. Michaels’ base salary will be increased to $550,000 per year, with a target annual incentive award of 100% of his base salary and a target long-term incentive award of 200% of his base salary. Mr. Michaels, 44, has served as President of the Company since April 2014 and, prior to that date, Mr. Michaels served as (i) Vice President, Strategic Planning and Business Development from 2013 until April 2014, (ii) Vice President, Finance from 2012 until 2013 and (iii) Vice President, Finance, Aaron’s Sales & Lease Ownership from 2008 until 2011.
Robert W. Kamerschen, Executive Vice President, General Counsel and Corporate Secretary, will also assume the role of Chief Administrative Officer, effective February 18, 2016, with responsibility for legal, compliance, corporate governance, risk management, government relations, external affairs, privacy and physical security. In connection with these additional responsibilities, Mr. Kamerschen’s base salary will be increased to $450,000 per year. The other terms of his current compensation arrangements with the Company remain unchanged.
Tristan J. Montanero, the Company’s current Senior Vice President of Operations, has been named Chief Operations Officer of Aaron’s Sales & Lease Ownership, effective February 18, 2016, with responsibility for Company-operated store operations and field employees, as well as the Company’s HomeSmart division. In connection with his new position, Mr. Montanero’s base salary will be increased to $415,000 per year, with a target annual incentive award of 60% of his base salary and a target long-term incentive award of 80% of his base salary.

ITEM 8.01	OTHER EVENTS

In addition to the management changes described in Item 5.02 above, on January 19, 2016, the Company announced that Douglas A. Lindsay will be named President of Aaron’s Sales & Lease Ownership, effective February 1, 2016. Mr. Lindsay will be responsible for overseeing Aaron’s store-based business, and his responsibilities will include operations, marketing, merchandising and real estate.

The Company announced the above described management changes pursuant to a press release, dated January 19, 2016, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.        Description

99.1    Press release dated January 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President,
Date: January 19, 2015		Chief Financial Officer